                               AMENDMENT NO. 3 TO
           AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST OF
                         AIM INTERNATIONAL MUTUAL FUNDS

          This Amendment No. 3 (the "Amendment") to the Amended and Restated Agreement and Declaration of Trust of AIM International Mutual Funds (the "Trust") amends, effective as of May 1, 2008, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the "Agreement").

          Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

          WHEREAS, the Shareholders of the Trust approved this amendment to eliminate the requirement that shareholders approve the termination of the Trust, the Fund or a share class if there are 100 or more holders of record of the Trust, Fund or share class; and

          WHEREAS, the trust desires to change the name of AIM Global Aggressive Growth Fund to AIM Global Small & Mid Cap Growth Fund;

          NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. The first paragraph of Section 6.1 of the Agreement is amended and restated to read as follows:

          "Section 6.1 Voting Powers. The Shareholders shall have power to vote only to: (i) elect Trustees, provided that a meeting of Shareholders has been called for that purpose; (ii) remove Trustees, provided that a meeting of Shareholders has been called for that purpose; (iii) approve the sale of all or substantially all the assets of the Trust or any Portfolio or Class, unless the primary purpose of such sale is to change the Trust's domicile or form of organization or form of statutory trust; (iv) approve the merger or consolidation of the Trust or any Portfolio or Class with and into another Company or with and into any Portfolio or Class of the Trust, unless (A) the primary purpose of such merger or consolidation is to change the Trust's domicile or form of organization or form of statutory trust, or (B) after giving effect to such merger or consolidation, based on the number of Outstanding Shares as of a date selected by the Trustees, the Shareholders of the Trust or such Portfolio or Class will have a majority of the outstanding shares of the surviving Company or Portfolio or Class thereof, as the case may be; (v) approve any amendment to this Article VI, Section 6.1; and (vi) approve such additional matters as may be required by law or as the Trustees, in their sole discretion, shall determine."

     2. Schedule A of the agreement is hereby amended and restated in its entirety as set forth on Exhibit 1 to the amendment.

     3. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

     4. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

          IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of May 01, 2008.




                                        By: /s/ John M. Zerr
                                            ---------------------------------
                                        Name:  John M. Zerr
                                        Title: Senior Vice President


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
                                                                       Exhibit 1

                                   "SCHEDULE A
                         AIM INTERNATIONAL MUTUAL FUNDS
                         PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO                                           CLASSES OF EACH PORTFOLIO
---------                                           -------------------------
AIM Asia Pacific Growth Fund                        Class A Shares
                                                    Class B Shares
                                                    Class C Shares
                                                    Institutional Class Shares

AIM European Growth Fund                            Class A Shares
                                                    Class B Shares
                                                    Class C Shares
                                                    Class R Shares
                                                    Institutional Class Shares
                                                    Investor Class Shares

AIM Global Growth Fund                              Class A Shares
                                                    Class B Shares
                                                    Class C Shares
                                                    Institutional Class Shares

AIM Global Small & Mid Cap Growth Fund              Class A Shares
                                                    Class B Shares
                                                    Class C Shares
                                                    Institutional Class Shares

AIM International Core Equity Fund                  Class A Shares
                                                    Class B Shares
                                                    Class C Shares
                                                    Class R Shares
                                                    Institutional Class Shares
                                                    Investor Class Shares

AIM International Growth Fund                       Class A Shares
                                                    Class B Shares
                                                    Class C Shares
                                                    Class R Shares
                                                    Institutional Class Shares"


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